As filed with the Securities and Exchange Commission on February 19, 2013

Reg. No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
____________________________
RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	33-0442860
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
900 East Hamilton Ave, Suite 400
Campbell, CA 95008
(Address of principal executive offices)(Zip code)
____________________________
RAINMAKER SYSTEMS, INC. 2012 INDUCEMENT EQUITY INCENTIVE PLAN
(Full title of the plan)
____________________________
Donald J. Massaro
President and Chief Executive Officer
RAINMAKER SYSTEMS, INC.
900 East Hamilton Avenue, Suite 400
Campbell, CA 95008
(Name and address of agent for service)
(408) 626-3800
(Telephone number, including area code, of agent for service)
____________________________
Copies to:
David Dedyo
Perkins Coie LLP
4 Embarcadero Center, Suite 2400
San Francisco, CA 94111-4131
(415) 344-7000
____________________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Rainmaker Systems, Inc. 2012 Inducement Equity Incentive Plan Common Stock, $0.001 par value	375,000 shares	$0.72	$270,000	$36.83

(1)
Represents additional shares issuable under the Registrant's 2012 Inducement Equity Incentive Plan by reason of an amendment of this plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant's common stock that may become issuable under the Registrant's 2012 Inducement Equity Incentive Plan as a result of any future stock splits, stock dividends or similar adjustments of the Registrant's outstanding common stock.

(2)
Calculated solely for purposes of this offering under Rule 457(c) and Rule 475(h)(1) of the Securities Act, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on February 15, 2013 as reported by the Nasdaq Capital Market.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These document(s) and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
Rainmaker Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission"):
(a)    the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 30, 2012, which contains the Registrant's audited financial statements for the latest fiscal year for which such statements have been filed, and the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012, filed on April 30, 2012;
(b)    the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed on May 15, 2012, August 14, 2012 and November 14, 2012, respectively, which contain unaudited interim financial statements;
(c)    the Registrant's Current Reports on Form 8-K filed on February 15, 2013, January 25, 2013, January 17, 2013, December 28, 2012, December 21, 2012, December 13, 2012, December 4, 2012, November 20, 2012, October 30, 2012, September 13, 2012, July 31, 2012, July 26, 2012, July 19, 2012, June 21, 2012, June 19, 2012, May 23, 2012, and January 17, 2012 (excluding any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items); and
(d)    the description of the Registrant's common stock contained in the Registrant's Registration Statement No. 000-28009 on Form 8-A12G, filed on November 9, 1999, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K and any exhibits included with such Items), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities
Not applicable.

Item 5.	Interests of Named Experts and Counsel
Not applicable.

Item 6.	Indemnification of Directors and Officers
Under Section 145 of the Delaware General Corporation Law, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's certificate of incorporation further provides that the Registrant is authorized to indemnify its directors and officers to the fullest extent permitted by law through the bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The bylaws provide that the

Registrant will indemnify its directors and officers to the fullest extent permitted by law and require the Registrant to advance litigation expenses upon receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Registrant's bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
The Registrant also has directors' and officers' liability insurance. In addition, the Registrant has entered into agreements to indemnify its directors and certain officers, in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements, among other things, indemnify the directors and certain officers for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services by that person as a director or officer of the Registrant or of any subsidiary of the Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the Registrant's request.
The Registrant's certificate of incorporation provides that, pursuant to Delaware law, the directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant or its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7.	Exemption from Registration Claimed
Not applicable.

Item 8.	Exhibits

Exhibit Number	Description of Exhibit

5.1+	Opinion of Perkins Coie LLP regarding legality of the common stock being registered.

23.1+	Consent of Independent Registered Public Accounting Firm.

23.2+	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (see signature page).

99.1+	First Amendment to Rainmaker Systems, Inc. 2012 Inducement Equity Incentive Plan.

99.2*
Rainmaker Systems, Inc. 2012 Inducement Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed by the Registrant on December 27, 2012 (Reg. No. 333-185716)).

________________

+	Filed herewith.

*	Incorporated herein by reference.

Item 9.	Undertakings
A. The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(a)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(c)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on this 19th day of February 2013.

RAINMAKER SYSTEMS, INC.

By:	/S/ DONALD MASSARO
Donald J. Massaro
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
That the undersigned officers and directors of Rainmaker Systems, Inc., a Delaware corporation, do hereby constitute and appoint Donald Massaro and Mallorie Burak his or her lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DONALD MASSARO	President, Chief Executive Officer and Director(Principal Executive Officer)	February 19, 2013
Donald J. Massaro

/S/ MALLORIE BURAK	Chief Financial Officer (Principal Financial and Accounting Officer)	February 19, 2013
Mallorie Burak

/S/ MITCHELL LEVY	Chairman	February 19, 2013
Mitchell Levy

/S/ GARY BRIGGS	Director	February 19, 2013
Gary Briggs

/S/ FINNEGAN FALDI	Director	February 19, 2013
C. Finnegan Faldi

/S/ BRADFORD PEPPARD	Director	February 19, 2013
Bradford Peppard

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1+	Opinion of Perkins Coie LLP regarding legality of the common stock being registered.

23.1+	Consent of Independent Registered Public Accounting Firm.

23.2+	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (see signature page).

99.1+	First Amendment to Rainmaker Systems, Inc. 2012 Inducement Equity Incentive Plan.

99.2*
Rainmaker Systems, Inc. 2012 Inducement Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed by the Registrant on December 27, 2012 (Reg. No. 333-185716)).

________________

+	Filed herewith.

*	Incorporated herein by reference.